Exhibit 99(h)

FORM OF PROXY CARD FOR CLEVELAND-CLIFFS SHAREHOLDERS

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. on          , 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on          , 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cleveland-Cliffs Inc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., on          , 2008.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR the approval of proposals 1 and 2:

1.	TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED JULY 15, 2008, BY AND AMONG CLEVELAND-CLIFFS INC, ALPHA MERGER SUB, INC. (FORMERLY KNOWN AS DAILY DOUBLE ACQUISITION, INC.) (“MERGER SUB”), AND ALPHA NATURAL RESOURCES, INC. (PURSUANT TO WHICH, AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED , 2008, MERGER SUB WILL MERGE WITH AND INTO ALPHA NATURAL RESOURCES, INC. OR, UNDER CERTAIN CIRCUMSTANCES, MERGER SUB WILL BE CONVERTED INTO A DELAWARE LIMITED LIABILITY COMPANY, AND ALPHA NATURAL RESOURCES, INC. WILL MERGE WITH AND INTO MERGER SUB) AND APPROVE THE ISSUANCE OF CLEVELAND-CLIFFS INC COMMON SHARES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

2.	TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE ABOVE PROPOSAL.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

PLEASE INDICATE BY CHECKING THE APPROPRIATE BOX

WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING	☐ YES ☐ NO

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

INSTRUCTIONS:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Dear Shareholder,

We encourage you to take advantage of convenient ways to vote your common shares and/or preferred stock. You may appoint your proxies to vote these common shares and/or preferred stock electronically through the Internet or via toll-free telephone, 24 hours a day, 7 days a week. Please note that all proxy appointments through the Internet or by telephone must be received by 12:00 a.m., on          , 2008.

If your shares are not registered in your own name and you would like to attend the Special Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee or other nominee that holds the shares on your behalf.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:  The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

®

PROXY — CLEVELAND-CLIFFS INC

COMMON SHARES AND/OR 3.25% REDEEMABLE CUMULATIVE
CONVERTIBLE PERPETUAL PREFERRED STOCK

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR          , 2008 SPECIAL MEETING

The undersigned shareholder of Cleveland-Cliffs Inc hereby appoints Joseph A. Carrabba, Laurie Brlas and George W. Hawk, Jr. as proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote for the undersigned all of Cleveland-Cliffs Inc common shares and/or 3.25% the shares of Redeemable Cumulative Convertible Perpetual Preferred Stock, without par value, held of record by the undersigned on          , 2008 which the undersigned is entitled to vote at the Special Meeting of shareholders of Cleveland-Cliffs Inc to be held on          , 2008, and any postponement(s) or adjournment(s) thereof as follows.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is very important that these shares are represented at this meeting, whether or not you attend the meeting in person. To make sure these shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use the Internet or toll-free telephone voting system.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger dated July 15, 2008, by and among Cleveland-Cliffs Inc, Alpha Merger Sub, Inc. (formerly known as Daily Double Acquisition, Inc.) and Alpha Natural Resources, Inc. and approve the issuance of Cleveland-Cliffs Inc common shares in connection with the merger and “FOR” the proposal to approve adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the issuance of Cleveland-Cliffs Inc common shares in connection with the merger.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.